Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement of Sphere 3D Corp., on Form F-4 of our report dated June 1, 2021, with respect to our audit of Gryphon Digital Mining, Inc.’s financial statements as of December 31, 2020 and for the period from October 22, 2020 (inception date) and ending December 31, 2020.

We consent to the use of our name as it appears under the caption “Experts”.

/s/ RBSM LLP

RBSM LLP

Larkspur, CA

January 5, 2022